UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

THE MOTLEY FOOL FUNDS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WE NEED YOUR VOTE BEFORE DECEMBER 21st!

Dear Fellow Shareholder,

Thank you for your investment in The Motley Fool Funds and your continued trust in our team. I apologize for reaching out multiple times over the past few weeks with Proxy Materials, but our Special Meeting of Shareholders of the Motley Fool Funds Trust is fast-approaching. It’s scheduled for December 21, 2016, and will include a vote on a very important matter related to the Funds. According to our latest records, we have not received your vote on this important matter. I urge you to vote as soon as possible! Your vote is critical, so that the Funds can hold the meeting as scheduled (and voting will make the mail stop, I promise). As of today, we only have about half of the votes that we need, so your vote is very important.

The Proxy Materials and Proxy Statement were previously mailed to your home (it’s a big stack of papers), and are also available online by going to: https://materials.proxyvote.com/Approved/MC5178/20161005/NPS_299588.PDF

HOW TO VOTE:

1.              Online: Visit https://www.proxyvote.com and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.

2.              By Mail: Return the executed proxy card in the postage-paid envelope provided so it is received by DECEMBER 20, 2016.

3.              By Phone: Call the toll free touch-tone phone number 1-800-690-6903 anytime. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

You can also speak to a proxy specialist by calling 1-855-601-2249, Monday – Friday, 9:00am – 10pm, Eastern time.

Both Internet and touchtone telephone voting are accepted up to 11:59 p.m. on December 20th.

On behalf of the Motley Fool Funds Team, thank you for placing your trust in us.

Sincerely,

Denise Coursey	William H. Mann III
President	Chief Investment Officer

Nobo/Reg

Subject: We Need Your Proxy Vote! #MFMOTLEY# THE MOTLEY FOOL FUNDS Special Meeting
%S51636_0_0123456789012345_0000001%

Dear Fellow Shareholder,

Thank you for your investment in The Motley Fool Funds and your continued trust in our team. I apologize for reaching out multiple times over the past few weeks with Proxy Materials, but our Special Meeting of Shareholders of the Motley Fool Funds Trust is fast-approaching. It’s scheduled for December 21, 2016, and will include a vote on a very important matter related to the Funds. According to our latest records, we have not received your vote on this important matter. I urge you to vote as soon as possible! Your vote is critical, so that the Funds can hold the meeting as scheduled (and voting will make the emails stop, I promise). As of today, we only have about half of the votes that we need, so your vote is very important.

As a reminder, here are the Proxy Materials and Proxy Statement: https://materials.proxyvote.com/Approved/MC5178/20161005/NPS_299588.PDF

*If your email software does not support clicking the above link, you can type (or copy and paste) the web address into the address line of your Web Browser.*

HOW TO VOTE:

FUND: MOTLEY FOOL INDEPENDENCE FUND

CONTROL NUMBER: 0123456789012345 (you will need this/these to vote!)

1.              Vote online: https://www.proxyvote.com

2.              Vote by touchtone telephone: 1-800-690-6903 and follow the recorded instructions.

If you need additional assistance, or would like to speak with a live agent, please call 1-855-601-2249. Both Internet and touchtone telephone voting are accepted up to 11:59 p.m. on December 20th.

On behalf of the Motley Fool Funds Team, thank you for placing your trust in us.

Sincerely,

Denise Coursey	William H. Mann III
President	Chief Investment Officer

ADDITIONAL INFORMATION:

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